                                                              EXHIBIT (4)(ii)
                                                            to 9/30/97 FORM 10-Q
                                                                 Rev. 9/97

         UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SUBORDINATED NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         IF THIS SUBORDINATED NOTE IS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE FOLLOWING SHALL BE COMPLETED: THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, TO THIS SUBORDINATED NOTE. THE ISSUE DATE OF THIS SUBORDINATED NOTE IS _____________. THE ISSUE PRICE OF THIS SUBORDINATED
NOTE IS _____% OF ITS PRINCIPAL AMOUNT. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SUBORDINATED NOTE IS $_________ PER $1,000 OF THE INITIAL PRINCIPAL AMOUNT, THE YIELD TO MATURITY IS ____%, AND THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT ALLOCABLE TO THE INITIAL SHORT ACCRUAL PERIOD, IF ANY, IS $_____ PER $1,000 OF THE INITIAL PRINCIPAL AMOUNT, DETERMINED ON THE BASIS OF THE EXACT METHOD.

No. SUB FLR-______________ REGISTERED
CUSIP NO.: ________________________

                           THE NORTHERN TRUST COMPANY

                    GLOBAL SUBORDINATED MEDIUM-TERM BANK NOTE
                                 (FLOATING RATE)

 ORIGINAL ISSUE DATE:                 PRINCIPAL AMOUNT:
 INITIAL INTEREST RATE:  ______%      MATURITY DATE:
 INTEREST RATE BASIS:                 INDEX MATURITY:
 SPREAD AND/OR SPREAD MULTIPLIER:     REGULAR RECORD DATES (If other than the
                                      15th day prior to each Interest
                                      Payment Date):
 MAXIMUM INTEREST RATE:               MINIMUM INTEREST RATE:
 INTEREST PAYMENT DATES:              INTEREST PAYMENT PERIOD:
 INTEREST RESET DATES:                INTEREST RESET PERIOD:
 INITIAL REDEMPTION DATE:             ANNUAL REDEMPTION PERCENTAGE REDUCTION:
 INITIAL REDEMPTION PERCENTAGE:
 ORIGINAL ISSUE DISCOUNT NOTE:        OID AMOUNT:

 Yes:  ______   No: _____

 OTHER PROVISIONS:                             CALCULATION AGENT:

                                               ALTERNATE RATE EVENT SPREAD:

         The Northern Trust Company, an Illinois banking corporation (the "Bank"), for value received, hereby promises to pay to ________________________________________________, or registered assigns, the principal sum of ___________________________________
________________________________________ United States Dollars on the Maturity
Date specified above and to pay interest thereon from the Original Issue Date specified above or from the most recent interest payment date (or, if the Interest Reset Period specified above is daily or weekly, from, and including, the day following the most recent Regular Record Date) to which interest on this Subordinated Note (or any predecessor Subordinated Note) has been paid or duly provided for (each, an "Interest Payment Date"), on the Interest Payment Dates specified above and at maturity or upon earlier redemption, if applicable, commencing on the first Interest Payment Date next succeeding the Original Issue Date (or, if the Original Issue Date is between a Regular Record Date and the Interest Payment Date immediately following such Regular Record Date, on the second Interest Payment Date following the Original Issue Date), at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date following the Original Issue Date and, on and after such Interest Reset Date, at the rate determined in accordance with the provisions set forth herein, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the last rate in effect prior to any payment default on any overdue principal and premium, if any, and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Subordinated Note (or any predecessor Subordinated Note) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day (as defined below)) before such Interest Payment Date (unless otherwise specified on the face hereof); provided, however, that interest payable at maturity or upon earlier redemption, if applicable, will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such Regular Record Date and may either be paid to the person in whose name this Subordinated Note (or any predecessor Subordinated Note) is registered at the close of business on a special record date for the payment of such defaulted interest (the "Special Record Date") to be fixed by the Bank, notice of which shall be given to the holders of Subordinated Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner.

         Payment of principal of, and premium, if any, and interest on, this Subordinated Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Bank will at all times appoint and maintain a paying agent (the "Paying Agent") authorized by the Bank to pay the principal of, and premium, if any, and interest on, this Subordinated Note on behalf of the Bank and having an office or agency (the "Paying Agent Office") in The City of New York or the City of Chicago, Illinois (the "Place of Payment"), where this Subordinated Note may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to this Subordinated Note may be served. The Bank has initially appointed itself as such Paying Agent, with the Paying Agent Office currently located at 50 South LaSalle Street (Level BB-A), Chicago, Illinois 60675, Attention: Securities Services.

         THIS SUBORDINATED NOTE IS A DIRECT, UNCONDITIONAL AND UNSECURED GENERAL OBLIGATION OF THE BANK, DOES NOT EVIDENCE A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER

GOVERNMENT AGENCY. THIS SUBORDINATED NOTE IS SUBORDINATE TO THE CLAIMS OF DEPOSITORS AND GENERAL CREDITORS OF THE BANK.

         Payment of the principal of, and premium, if any, and interest on, this Subordinated Note due at maturity or upon earlier redemption, if applicable, will be made in immediately available funds upon presentation and surrender of this Subordinated Note to the Paying Agent at the Paying Agent Office in the Place of Payment; provided that this Subordinated Note is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Subordinated Note (other than at maturity or upon earlier redemption) will be made by wire transfer to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments.

         This Subordinated Note is one of a duly authorized issue of Subordinated Medium-Term Bank Notes due from five to fifteen years from date of issue of the Bank (herein called the "Subordinated Notes").

         Unless otherwise indicated on the face hereof, if the rate of interest on this Subordinated Note resets daily, weekly or monthly, the Interest Payment Date for this Subordinated Note will be the third Wednesday of each month; if the rate of interest on this Subordinated Note resets quarterly, the Interest Payment Date for this Subordinated Note will be the third Wednesday of March, June, September and December of each year; if the rate of interest on this Subordinated Note resets semi-annually, the Interest Payment Date for this Subordinated Note will be the third Wednesday of each of two months of each year specified on the face hereof that are six months apart; and if the rate of interest on this Subordinated Note resets annually, the Interest Payment Date for this Subordinated Note will be the third Wednesday of the month specified on the face hereof. If any Interest Payment Date, Maturity Date or date of earlier redemption of this Subordinated Note falls on a day that is not a Business Day, such Interest Payment Date, Maturity Date or date of earlier redemption will be the next succeeding Business Day; provided, however, that, if the Interest Rate Basis specified on the face hereof is LIBOR and such next succeeding Business Day is in the next succeeding calendar month, such Interest Payment Date, Maturity Date or date of earlier redemption will be the immediately preceding Business Day. "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions in The City of New York or the City of Chicago, Illinois generally are authorized or obligated by law or executive order to close, and with respect to Subordinated Notes with respect to which the Interest Rate Basis specified on the face hereof is LIBOR, any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Business Day").

         The indebtedness of the Bank evidenced by this Subordinated Note, including principal and interest, is unsecured and subordinate and junior in right of payment to the Bank's obligations to its depositors, its obligations under bankers' acceptances and letters of credit, and its obligations to its other creditors (including any obligations to any Federal Reserve Bank and the Federal Deposit Insurance Corporation), whether now outstanding or hereafter incurred, other than any obligations which rank on a parity with, or junior to, the Subordinated Notes. In the event of any insolvency proceeding, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of the Bank, whether voluntary or involuntary, all such obligations (except obligations which rank on a parity with, or junior to, the Subordinated Notes) shall be entitled to be paid in full before any payment shall be made on account of the principal of, or interest on, the Subordinated Notes. In the event of any such proceeding, after payment in full of all sums owing with respect to such prior obligations, the holders of the Subordinated Notes, together with the holders of any obligations of the Bank ranking on a parity with the Subordinated Notes, shall be entitled to be paid, from the remaining assets of the Bank, the unpaid principal of, and the unpaid interest on, the Subordinated

Notes or such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Bank ranking junior to the Subordinated Notes.

         The Subordinated Notes shall rank on a parity with the subordinated note in the principal amount of $50,000,000, due January 2, 2000, issued by the Bank to Northern Trust Corporation (the "Corporation"), the subordinated note in the principal amount of $25,000,000, due July 1, 2002, issued by the Bank to the Corporation, the $100,000,000 aggregate principal amount of 6.5% Subordinated Notes due 2003 issued by the Bank in 1993, and such other obligations which may be issued by the Bank which are specifically designated as ranking on a parity with the Subordinated Notes by express provision in the instruments creating or evidencing such obligations.

         This Subordinated Note will not be subject to any sinking fund. If so provided on the face of this Subordinated Note and subject to the approval of the Federal Reserve Bank of Chicago, this Subordinated Note may be redeemed by the Bank on and after the Initial Redemption Date, if any, specified on the face hereof. If no Initial Redemption Date is specified on the face hereof, this Subordinated Note may not be redeemed prior to the Maturity Date. On and after the Initial Redemption Date, if any, and subject to the approval of the Federal Reserve Bank of Chicago, this Subordinated Note may be redeemed at any time either in whole or in part from time to time in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $250,000) at the option of the Bank at the applicable Redemption Price (as defined below), together with accrued and unpaid interest hereon at the applicable rate borne by this Subordinated Note to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date by the Bank to the registered holder hereof. Whenever less than all the Subordinated Notes at any time outstanding are to be redeemed, the terms of the Subordinated Notes to be so redeemed shall be selected by the Bank. If less than all the Subordinated Notes with identical terms at any time outstanding are to be redeemed, the Subordinated Notes to be so redeemed shall be selected by the Paying Agent by lot or in any usual manner approved by it. In the event of redemption of this Subordinated Note in part only, a new Subordinated Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.

         The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Subordinated Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date specified on the face hereof by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

         This Subordinated Note will not be repayable at the option of the holder hereof prior to maturity.

         The rate of interest on this Subordinated Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each such period, an "Interest Reset Period" for this Subordinated Note, and the first calendar day of an Interest Reset Period, an "Interest Reset Date"), as specified on the face hereof. Unless otherwise indicated on the face hereof, if this Subordinated Note resets daily, the Interest Reset Date will be each Business Day; if this Subordinated Note resets weekly and the Interest Rate Basis is not the Treasury Rate, the Interest Reset Date will be the Wednesday of each week; if this Subordinated Note resets weekly and the Interest Rate Basis is the Treasury Rate, the Interest Reset Date will be the Tuesday of each week (except as provided below); if this Subordinated Note resets monthly and the Interest Rate Basis is not the 11th District Cost of Funds Rate, the Interest Reset Date will be the third Wednesday of each month; if this Subordinated Note resets monthly and the Interest Rate Basis is the 11th District Cost of Funds Rate, the Interest Reset Date will be the first calendar day of each month; if this Subordinated Note resets quarterly, the Interest Reset Date will be the third Wednesday of March, June, September and December; if this Subordinated Note resets semi-annually, the Interest Reset Date will be the third Wednesday of each of two months of each year which are six months apart, as specified on the face hereof; and if this Subordinated Note resets annually, the Interest Reset Date will be the third Wednesday of one month of each year, as specified on the face hereof; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof, and
(ii) the interest rate in effect for the ten calendar days immediately prior to maturity or earlier redemption hereof will be the interest rate in effect on the tenth calendar day preceding such Maturity Date or date of earlier redemption, as the case may be. If any Interest Reset Date with respect to this Subordinated Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be the next succeeding Business Day, except that in the case that the Interest Rate Basis specified on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

         Except as otherwise specified in this paragraph, the rate of interest on this Subordinated Note for each Interest Reset Date shall be the rate determined in accordance with the provisions set forth under the applicable heading below corresponding to the Interest Rate Basis specified on the face hereof:

         Commercial Paper Rate. If the Interest Rate Basis of this Subordinated
         ---------------------
Note is the Commercial Paper Rate, the interest rate hereon for any Interest Reset Date shall equal the Commercial Paper Rate (as determined below), as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and/or (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof. "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date (as defined below), the Money Market Yield (calculated as described below) of the rate on the relevant Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as such rate is published by the Board of Governors of the Federal Reserve System in the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates" or any successor publication published by the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper-Nonfinancial." If such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield (calculated as described below) of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as such rate is published by the Federal Reserve Bank of New York in its daily statistical release entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper". If such rate is published in neither H.15(519) nor in Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Commercial Paper Rate for such Commercial Paper Interest Determination Date will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York (which may include one or more of the Agents (as defined below)) selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose senior unsecured bond rating is "AA", or the equivalent, from at least two nationally recognized rating agencies; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined on such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

         "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                       Money Market Yield = D x 360 x 100
                                            -------
                                            360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         LIBOR. If the Interest Rate Basis of this Subordinated Note is LIBOR,
         -----
the interest rate hereon for any Interest Reset Date shall equal LIBOR (as determined below), as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and/or (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof. LIBOR shall be determined by the Calculation Agent in accordance with the following provisions:

                  (a) With respect to any LIBOR Interest Determination Date (as defined below), LIBOR will be either: (i) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 A.M. London time on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page, or (ii) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appears on Telerate Page 3750 (as defined below) as of 11:00 A.M. London time, on such LIBOR Interest Determination Date. The "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for purposes of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service (or such other page or pages as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Reuters has been specified. Notwithstanding the foregoing, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or no rate appears on Telerate Page 3750, as applicable, LIBOR in respect of a related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in paragraph (b) below.

                  (b) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in paragraph (a)(i) above, or on which no rate appears on Telerate Page 3750, as specified in paragraph (a)(ii) above, as the case may be, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits for the period of the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. New York City time on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having the Index Maturity specified on the face hereof, commencing on the second London Business Day following such LIBOR Interest Determination Date, and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR as in effect on such LIBOR Interest Determination Date.

         Treasury Rate. If the Interest Rate Basis of this Subordinated Note is
         -------------
the Treasury Rate, the interest rate hereon for any Interest Reset Date shall equal the Treasury Rate (as determined below) as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and/or (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof. "Treasury Rate" means the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof, as such rate is published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury by 3:00 P.M., New York City time, on such Calculation Date. If the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are neither published in H.15(519) nor otherwise published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of 3:30 P.M., New York City time, on such Treasury Interest Determination Date (as defined below), of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof or, if there are two such issues which are equidistant from the Index Maturity specified on the face hereof, then the longer of the two; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined on such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

         CD Rate. If the Interest Rate Basis of this Subordinated Note is the CD
         -------
Rate, the interest rate hereon for any Interest Reset Date shall equal the CD Rate (as determined below), as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and/or (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof. "CD Rate" means the rate on the relevant CD Interest Determination Date (as defined below) for negotiable certificates of deposit having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "CDs (Secondary Market)". If such rate is not so published before 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit". If such rate is published neither in H.15(519) nor in Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the CD Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest

Determination Date, of three leading non-bank dealers of negotiable U.S. dollar certificates of deposit in The City of New York (which may include one or more of the Agents) selected by the Calculation Agent for negotiable certificates of deposit of the four highest rated banks (as rated by two nationally recognized rating agencies) of the 25 largest United States banks based on the most recent year-end survey published in The American Banker (or a comparable publication)
                             -------------------
with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000; provided, however, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined on such CD Interest Determination Date will be the CD Rate in effect on such CD Interest Determination Date.

         Federal Funds Rate. If the Interest Rate Basis of this Subordinated
         ------------------
Note is the Federal Funds Rate, the interest rate hereon for any Interest Reset Date shall equal the Federal Funds Rate (as determined below, as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and/or (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof. "Federal Funds Rate" means the rate on the relevant Federal Funds Interest Determination Date (as defined below) for Federal Funds having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "Federal Funds (Effective)". If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is published neither in H.15(519) nor in Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates, as of 3:00 P.M., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York (which may include one or more of the Agents) selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined on such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

         Prime Rate. If the Interest Rate Basis of this Subordinated Note is the
         ----------
Prime Rate, the interest rate hereon for any Interest Reset Date shall equal the Prime Rate (as determined below), as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and/or (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof. "Prime Rate" means the rate set forth on the relevant Prime Interest Determination Date (as defined below) in H.15(519) under the heading "Bank Prime Loan". In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust
                               --------  -------
companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined on such Prime Interest Determination Date will be the Prime Rate in effect on such Prime Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

         11th District Cost of Funds Rate Notes. If the Interest Rate Basis of
         --------------------------------------
this Subordinated Note is the 11th District Cost of Funds Rate, the interest rate hereon for any Interest Reset Date shall equal the 11th District Cost of Funds Rate (as determined below), as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and/or (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof.

         "11th District Cost of Funds Rate" means the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the relevant 11th District Cost of Funds Interest Determination Date (as defined below) falls, as set forth under the caption "11th District" on Telerate Page 7058 (as defined below) as of 11:00 A.M., San Francisco time, on such 11th District Cost of Funds Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related 11th District Cost of Funds Interest Determination Date, the 11th District Cost of Funds Rate for such 11th District Cost of Funds Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the 11th Federal Home Loan Bank District that was most recently announced (the "11th District Cost of Funds Index") by the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such 11th District Cost of Funds Interest Determination Date, then the 11th District Cost of Funds Rate determined as of such 11th District Cost of Funds Interest Determination Date will be the 11th District Cost of Funds Rate in effect on such 11th District Cost of Funds Interest Determination Date.

         "Telerate Page 7058" means the display designated as page "7058" on the Dow Jones Telerate Service (or such other page as may replace the 7058 page on that service for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the 11th Federal Home Loan Bank District).

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, specified on the face hereof and shall not be lower than the Minimum Interest Rate, if any, specified on the face hereof. In addition, the interest rate hereon will in no event be higher than the maximum rate permitted by Illinois law, as the same may be modified by United States law of general application.

         The Bank will at all times appoint and maintain a banking institution as Calculation Agent hereunder. Unless otherwise specified on the face hereof, the Bank has initially appointed itself as Calculation Agent. Upon the request of the holder of this Subordinated Note, the Calculation Agent will provide the interest rate then in effect, and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to this Subordinated Note.

         Unless otherwise specified on the face hereof, all percentages resulting from any calculation on this Subordinated Note will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544)
being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on this Subordinated Note will be rounded to the nearest cent (with one-half cent being rounded upwards). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such Interest Reset Date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate). The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

         The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the headings above entitled "Commercial Paper Rate" (the "Commercial Paper Interest Determination Date"), "CD Rate" (the "CD Interest Determination Date"), "Federal Funds Rate" (the "Federal Funds Interest Determination Date") or "Prime Rate" (the "Prime Interest Determination Date") will be the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading above entitled "11th District Cost of Funds Rate" (the "11th District Cost of Funds Interest Determination Date") will be the last working day of the month immediately preceding such Interest Reset Date on which the FHLB of San Francisco publishes the 11th District Cost of Funds Index. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading above entitled "LIBOR" (the "LIBOR Interest Determination Date") will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading above entitled "Treasury Rate" (the "Treasury Interest Determination Date") will be that day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Subordinated Note with respect to which the Interest Rate Basis specified on the face hereof is the Treasury Rate, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

         The Calculation Date pertaining to the Interest Determination Date for any Subordinated Note shall be the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day.

         Payments of interest hereon with respect to any Interest Payment Date will include interest accrued from, and including, the Original Issue Date or from, and including, the last date on which interest has been paid to, but excluding, such Interest Payment Date; provided, however, that, if the Interest Reset Period with respect to this Subordinated Note is daily or weekly, the interest payable on any Interest Payment Date, other than interest payable on any date on which principal of this Subordinated Note is payable, will include interest accrued from, and including, the Original Issue Date or from, but excluding, the last date in respect of which interest has been paid or made available for payment, as the case may be, to, and including, the Regular Record Date next preceding such Interest Payment Date, except that the interest payable at maturity or upon earlier redemption will include interest accrued to, but excluding, the Maturity Date or the date of earlier redemption, as the case may be.

         Accrued interest on this Subordinated Note from the Original Issue Date or from the last date to which interest has been paid or duly provided is calculated by multiplying the face amount of this Subordinated Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest has been paid or duly provided for, as the case may be, to the date for which accrued interest is being calculated in the period for which interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case that the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, LIBOR, CD Rate, Federal Funds Rate, Prime Rate or 11th District Cost of Funds Rate, or by the actual number of days in the year, in the case that the Interest Rate Basis specified on the face hereof is the Treasury Rate.

         If this Subordinated Note is an Original Issue Discount Note and if an Event of Default with respect to this Subordinated Note shall have occurred and be continuing, the Default Amount (as defined hereafter) of this Subordinated Note may be declared due and payable in the manner and with the effect provided herein. The "Default Amount" shall be equal to the adjusted issue price as of the first day of the accrual period as determined under Proposed Treasury Regulation Section 1.1272-1(e) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended, in which the date of acceleration occurs increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under Proposed Treasury Regulation Section 1.1272-1(c) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended. Upon payment of (i) the amount of principal or premium, if any, so declared due and payable and (ii) interest on any overdue principal and overdue interest or premium, if any (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Bank's obligations in respect of the payment of the principal of, and interest or premium, if any, on, this Subordinated Note shall terminate.

         In case any Subordinated Note shall at any time become mutilated, destroyed, lost or stolen and such Subordinated Note or evidence satisfactory to the Bank of the loss, theft or destruction thereof (together with indemnity satisfactory to the Bank and such other documents or proof as may be required in the premises) shall be delivered to the Bank, a new Subordinated Note of like tenor will be issued by the Bank in exchange for the Subordinated Note so mutilated, or in lieu of the Subordinated Note so destroyed or lost or stolen. All expenses and reasonable charges associated with procuring the indemnity referred to above and with the preparation, authentication and delivery of a new Subordinated Note shall be borne by the holder of the Subordinated Note so mutilated, destroyed, lost or stolen. If any Subordinated Note which has matured or is about to mature shall become mutilated, destroyed, lost or stolen, the Bank may, instead of issuing a substitute Subordinated Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Subordinated Note) upon compliance by the holder thereof with the provisions of this paragraph.

         No recourse shall be had for the payment of the principal of, premium, if any, or interest on, this Subordinated Note, for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         An "Event of Default" with respect to this Subordinated Note will occur if the Bank shall consent to, or a court or other governmental agency shall enter a decree or order for, the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Bank or all or substantially all of its property and, in the case of a decree or order, such decree or order shall have remained in force for a period of 60 days. If an Event of Default shall occur and be continuing, the holder of this Subordinated Note may declare the principal amount of, and accrued interest and premium, if any, on, this Subordinated Note due and payable immediately by written notice to the Bank. Upon such declaration and notice, such principal amount, accrued interest and premium, if any, shall become due and payable seven calendar days after such notice. Any Event of Default with respect to this Subordinated Note may be waived by the holder hereof. NO PAYMENT MAY BE MADE ON THIS SUBORDINATED NOTE IN THE EVENT OF ACCELERATION RESULTING FROM AN EVENT OF DEFAULT WITHOUT THE PRIOR WRITTEN CONSENT OF THE FEDERAL RESERVE BANK OF CHICAGO. THERE IS NO RIGHT OF ACCELERATION IN THE CASE OF A DEFAULT IN THE PAYMENT OF PRINCIPAL OF, OR INTEREST ON, THIS SUBORDINATED NOTE OR IN THE PERFORMANCE OF ANY OTHER OBLIGATION OF THE BANK UNDER THIS SUBORDINATED NOTE OR UNDER ANY OTHER SECURITY ISSUED BY THE BANK.

         No provision of this Subordinated Note shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal, and premium, if any, and interest on, this Subordinated Note in U.S. dollars at the times, places and rate herein prescribed.

         The Bank shall cause to be kept at the corporate trust office of the Subordinated Note Registrar designated below a register (the register maintained in such corporate trust office or any other office or agency of the Bank in the Place of Payment herein referred to as the "Subordinated Note Register") in which, subject to such reasonable regulations as it may prescribe, the Bank shall provide for the registration of the Subordinated Notes and of transfers of the Subordinated Notes. The Bank is hereby initially appointed "Subordinated Note Registrar" for the purposes of registering the Subordinated Notes and transfers of the Subordinated Notes as herein provided.

         The transfer of this Subordinated Note is registrable in the Subordinated Note Register, upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Bank in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Paying Agent duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Notwithstanding the foregoing, the Bank shall not be required to register the transfer of any Subordinated Note that has been called for redemption during a period beginning at the opening of business fifteen calendar days before the day of mailing of a notice of such redemption and ending at the close of business on the day of such mailing.

         No service charge shall be made for any such registration of transfer or exchange, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Subordinated Notes are issuable only in registered form without coupons in minimum denominations of $250,000 and any integral multiple of $1,000 in excess thereof. Each owner of a beneficial interest in this Subordinated Note is required to hold a beneficial interest in $250,000 principal amount or any integral multiple of $1,000 in excess thereof of this Subordinated Note at all times.

         Prior to due presentment of this Subordinated Note for registration of transfer, the Bank, the Paying Agent or any agent of the Bank or the Paying Agent may treat the person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note be overdue, and neither the Bank, the Paying Agent nor any such agent shall be affected by notice to the contrary.

         All notices to the Bank under this Subordinated Note shall be in writing and addressed to the Bank at 50 South LaSalle Street, Chicago, Illinois 60675, or to such other address of the Bank as the Bank may notify the holders of the Subordinated Notes.

         This Subordinated Note shall be governed by, and construed in accordance with, the laws of the State of Illinois.

         As used in this Subordinated Note, the term "Agents" shall mean Goldman, Sachs & Co., CS First Boston Corporation, J.P. Morgan Securities Inc., Lehman Brothers, Lehman Brothers Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, and any other person, firm or entity which shall hereafter be designated as an "Agent" under that certain Amended and Restated Distribution Agreement, dated September 6, 1995, among the Bank, Northern Trust Corporation and the Agents (as hereinabove defined).

         IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

                                THE NORTHERN TRUST COMPANY

                                By:
                                    ---------------------------------
                                            Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of the within Subordinated Note, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM - as tenants in common

                  TEN ENT - as tenants by the entireties

                  JT TEN  - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -           ____________   Custodian   ____________
                                 (Cust)                     (Minor)

under Uniform Gifts to Minors Act

---------------------------------
(State)

Additional abbreviations may also be
used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

                    [                                    ]


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                  (Please print or typewrite name and address,
                     including postal zip code, of assignee)

--------------------------------------------------------------------------------

the within Subordinated Note and all rights thereunder, and hereby irrevocably constitutes and appoints

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  to transfer said Subordinated Note on the books of the Bank, with full power of substitution in the premises.

Dated:
       -----------------------------


                                              ----------------------------------
                                              NOTICE: The signature to this
                                              assignment must correspond with
                                              the name as written upon the face
                                              of the within Subordinated Note in
                                              every particular, without
                                              alteration or enlargement or any
                                              change whatsoever.